EXHIBIT 10.29

                           SITE SUBSCRIPTION AGREEMENT

                                     BETWEEN

                                     HARRIS

                              Semiconductor Sector
                              of Harris Corporation

                                       and

                                     CADENCE

                          Cadence Design Systems, Inc.

                           SITE SUBSCRIPTION AGREEMENT

                                     BETWEEN

                                     HARRIS

                              Semiconductor Sector
                              of Harris Corporation

                                       and

                                     CADENCE

                          Cadence Design Systems, Inc.

                          Effective Date: 01 July 1993

                          Agreement No. SSVP - 93E24TP

                                      INDEX

Section             Description                                             Page
-------             -----------                                             ----

RECITAL                                                                     3
1.0                 DEFINITIONS                                             3
2.0                 SCOPE AND BACKGROUND                                    4
3.0                 FROZEN CONFIGURATION                                    4
4.0                 TERM AND TERMINATION                                    5
5.0                 PRODUCTS AND PRICES                                     5
6.0                 ORDERING AND REPORTING                                  6
7.0                 SHIPMENT AND ACCEPTANCE                                 6
8.0                 INSTALLATION AND TRAINING                               6
9.0                 PAYMENT                                                 6
10.0                TAXES                                                   6
11.0                LICENSES                                                6
12.0                MAINTENANCE SERVICES                                    7
13.0                [ RESERVED ]                                            7
14.0                MISCELLANEOUS                                           7

SCHEDULES:

Schedule A     -        Product List
Schedule B     -        Site Subscription Charges
Schedule C     -        Software Rental Agreement
Schedule D     -        Maintenance Agreement - Short Term
Schedule E     -        Frozen Configuration

HARRIS                                                                   CADENCE

                           SITE SUBSCRIPTION AGREEMENT

                          Agreement No.   SSVP - 93E24TP
                          Effective Date: 01 July 1993

This Site Subscription Agreement ("Agreement") is entered into effective as of the date set forth above ("Effective Date") by and between the Semiconductor Sector of Harris Corporation ("Harris-Semiconductor"), having a place of business at 1301 Woody Burke Road, Melbourne, FL 32901 and Cadence Design Systems, Inc., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, California, 95134 ("Cadence").

                                    RECITALS

WHEREAS, Harris-Semiconductor and Cadence are party to a certain Fixed Fee Agreement number 2470-187-067 (the "FFA") which outlined the conditions under which Cadence, during the duration of the FFA, licensed various application software packages to Harris-Semiconductor and the FFA, per its terms and as extended, expires in June of 1994; and,

WHEREAS, Harris-Semiconductor and Cadence jointly desire to replace the FFA with this Agreement to have in place an arrangement under which Harris-Semiconductor can acquire licenses and/or obtaining product related services from Cadence for its internal use or performance world-wide; and,

WHEREAS, to eliminate repetitive negotiations on individual transactions and thereby enable the parties to more quickly consummate the individual transactions, the parties desire to enter into this Agreement to succeed and replace the FFA and to establish the prices, terms and conditions applicable to all such transactions,

NOW THEREFORE, in consideration of the mutual promises set forth, the parties hereto agree as follows;

1.0 DEFINITIONS

      1.1 "Cadence Software" means any applications programming code furnished to Harris-Semiconductor by or on behalf of Cadence which is not remarketed by Cadence from a third party.

      1.2 "Documentation" means any and all information, written or otherwise, provided to Harris-Semiconductor by Cadence describing Cadence Software, its operation and matters related to its use and any updated, improved or modified version(s) of such materials, in published written material, on magnetic media or communicated by electronic means.

      1.3 "Licensed Materials" - Is a general term which can mean any Cadence Software and Documentation collectively.

      1.4 "Service(s)" shall mean any maintenance services, installation assistance, training, consulting or similar assistance which Cadence may consent to provide to Harris-Semiconductor related to the Licensed Materials.

      1.5 "Subsidiary" means a corporation company or other entity: (i) where more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority are; or, (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) or the ownership interest representing the right to make decisions for such corporation, company or entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

      1.6 Definitions contained in the Schedules to this Agreement shall, within the context of each such Schedule, have the meanings ascribed to them therein.

2.0 SCOPE AND BACKGROUND:

      2.1 This Agreement will put in place the mechanism whereby Harris-Semiconductor can temporarily license Cadence Software under a limited duration subscription scenario. Under this scenario, Harris-Semiconductor will purchase subscription licenses having the following characteristics: (i) only Cadence Software can be licensed under this scenario, (ii) the duration of all such licenses is limited to the Term of this Agreement, (iii) maintenance service charges are deemed covered as part of the subscription fee; and, (iv) any Cadence Software licensed under this scenario can, for the subscription's duration, be used internally within Harris-Semiconductor in unlimited quantity. If Harris-Semiconductor desires to acquire a license to use any third party program marketed by Cadence, such acquisitions shall be a separate licensing transaction outside the scope of this Agreement. Further, this Agreement is intended for the internal benefit of and use by Harris-Semiconductor. Any requirements for Cadence products by Harris-Semiconductor's parent, the Harris Corporation or of any other sector, component, subsidiary or affiliate of the Harris Corporation are beyond the scope of this Agreement.

      2.2 Section 2.1 notwithstanding, Cadence recognizes that Harris-Semiconductor may have requirements for designing Harris-Semiconductor Products which exceed the capacity of Harris-Semiconductor's existing engineering design resources. Harris-Semiconductor may subcontract with third-party design contractors and/or independent individual contractors ("Design Subcontractors ") to supplement Harris-Semiconductor's internal design engineering capacity and Cadence agrees that, while performing such services for Harris-Semiconductor, said Design Subcontractors' may access and use the Licensed Materials as set forth in this Agreement. Such Design Subcontractors' use of the Licensed Materials shall be governed by the terms and conditions of this Agreement and may not utilize the Licensed Materials or technical knowledge obtained at Harris-Semiconductor for any purpose other than developing Harris-Semiconductor Products on behalf of Harris-Semiconductor. Development of products by such Design Subcontractors which are not intended to be Harris-Semiconductor Products, and manufacturing of such Design Subcontractors' products by Harris-Semiconductor are beyond the scope of this Agreement and strictly prohibited.

      2.3 Harris-Semiconductor shall provide Cadence with written notice prior to engaging any Design Subcontractor as described in Section 2.2. Such notice shall include, as a minimum, the name of the company (if applicable), name of employee to be contracted, and expected duration of project(s). Harris-Semiconductor shall not proceed with such engagement until ten (10) business days after Cadence has confirmed its receipt of Harris-Semiconductor's written notice (which confirmation may initially be made orally by the Cadence's Account Manager or District Sales Manager). However should Cadence determine there exists a potential conflict of interest in Harris-Semiconductor's engaging a proposed Design Subcontractor, Harris-Semiconductor agrees to refrain from engaging such Design Subcontractor until Cadence's issues can be addressed and mutually resolved. If the issues cannot be resolved between Harris-Semiconductor and Cadence, the contract with the Design Subcontractor will not be placed and Harris-Semiconductor will seek a contract with an alternative source.

3.0 FROZEN CONFIGURATION:

      3.1 The term ("Frozen Configuration") means the current version of any Cadence Software or third party program (collectively a "Licensed Program") for which Harris-Semiconductor separately purchased from Cadence a license having a term of 99 years. Examples of such situations are: (i) licenses acquired before 30 June 1990; or, (ii) acquired between 01 July 1990 and the Effective Date of this Agreement, but where the license fee was paid as a separate licensing transaction wholly outside the scope of the FFA: or, (iii) acquired during the Term of this Agreement, but where a 99 year license, and support for same, is separate transaction wholly outside the scope of this Agreement.

      3.2 Schedule E identifies the Frozen Configuration as of the Effective Date of this Agreement. Harris-Semiconductor shall maintain at all times a record of the number and Location of all Licensed Programs that are or become part of the Frozen Configuration, including Licensed Programs that have been merged with other programs and make such record available to Cadence upon request. Licenses for Cadence Software which are or become part of the Frozen Configuration as described in this Section 3 are unaffected by termination of this Agreement.

4.0 TERM AND TERMINATION

      4.1 Term:

            4.1.1 Initial Term: This Agreement is effective as of the Effective Date specified on the first page and, except as otherwise provided in Section 4.2, continues through the period ending 30 June 1998 (the "Initial Term"). Thereafter, its shall automatically expire, unless Harris

Semiconductor has by express written agreement and prior to such expiration date, exercised the options set forth in Section 4.1.2.

            4.1.2 Option Term: Harris Semiconductor may extend this Agreement for an additional five (5) year period ending 30 June 2003 by giving Cadence written notice not less than one (1) year prior to the expiration of the Initial Term.

      4.2 Termination or Renegotiation:

            4.2.1 Termination for Cause: Either party may terminate this Agreement and or any individual orders hereunder at any time if the other party:
(i) assigns or attempts to assign this Agreement or any of its rights hereunder except as provided in this Agreement; or, (ii) fails to perform or observe any of its material obligations under this Agreement, and such condition is not remedied within ninety (90) days after written notice thereof has been given by the aggrieved party describing the nature of the Default and demanding its cure.

            4.2.2 Termination for Convenience: Either party may, at any time and for its convenience, elect to terminate this Agreement effective as of 01 July of any calendar year of either the Initial or Option Term by giving the other at least two (2) years' prior written notice of such election.

            4.2.3 Re-Negotiation: The parties recognize that over the Term of this Agreement: (i) technology and market conditions will evolve; and, (ii) that as a result of such evolving circumstances, either or both parties may desire to renegotiate or revise this Agreement or portions thereof so that the Agreement continues to reflect an equitable business arrangement for both parties under the then current circumstances. Accordingly, either party may propose adjustments to the Agreement along with its rationale for same. The parties each agree they will negotiate in good faith the merits of any adjustment proposed to it by the other. If the parties jointly decide it is appropriate to adjust the Agreement or portions thereof, the Agreement shall be so modified provided that no modification shall apply except to the extent it is fully contained in a written amendment to the Agreement duly signed by authorized representative of each party. If the parties are unable to mutually agree on the merits or implementation of a proposed adjustment within such period of time as the proposing party considers reasonable, the proposing party may elect to terminate the Agreement for its convenience in accordance with Section 4.2.2. Nothing in this Section 4.2.3 shall be deemed to operate as a condition precedent to either party's election to exercise its rights under Section 4.2.2

4.3. Effect of Termination:

            4.3.1 Termination of this Agreement for any reason shall automatically and simultaneously terminate: (i) Harris-Semiconductor's usage rights for all licenses acquired by Harris-Semiconductor under the provisions of this Agreement, excluding licenses converted to the Frozen Configuration pursuant to Section 4.3.2, and (ii) Cadence's support obligations for all Cadence Software whose licenses are so terminated.

            4.3.2 Within 30 days of termination of this Agreement, Harris-Semiconductor may elect to convert any Cadence Software licensed under this Agreement to become a part of the Frozen Configuration. Harris-Semiconductor may exercise this conversion option by purchasing, within said 30 day period, a 99 year license for each copy of Cadence Software it wishes to convert. Purchase of a 99 year license shall be at Cadence's then current license fees and subject to execution of Cadence's then standard form of software license and maintenance agreements. Within the same 30 day period, Cadence and Harris-Semiconductor shall also jointly reverify the then current make-up of the Frozen Configuration. For those Licensed Programs comprising the Frozen Configuration for which Cadence then offers maintenance services and which Harris-Semiconductor desires to place under maintenance support, Harris-Semiconductor may purchase such maintenance services by paying Cadence's then current maintenance rates for such Licensed Programs.

            4.3.3 Within 45 days after termination of this Agreement, Harris-Semiconductor shall furnish to Cadence written notice certifying that the original and all copies, including partial copies, of the Licensed Materials received from Cadence or made by Harris-Semiconductor as permitted by this Agreement and not converted to the Frozen Configuration pursuant to Section 4.3.2, have either been returned to Cadence or destroyed and no copies or portions thereof remain in the possession of Harris-Semiconductor, its employees or agents and Harris-Semiconductor shall additionally make prompt payment in full to Cadence for all amounts due and owing as of the effective date of termination.

      4.4 Survival: The provisions of Sections 10.0 and 14.4 shall survive termination or expiration of this Agreement.

5.0 PRODUCTS AND PRICES: The Licensed Materials and Services available under this Agreement, and the associated prices for same shall be as set forth in the applicable Schedules. The charge for Harris-Semiconductor's subscription license to internally use Cadence Software and to obtain maintenance Services therefore during the Term of this Agreement shall be deemed included in the Site Subscription fee set forth in Schedule B. The Site Subscription fee is a lump sum and no unit, volume or other discounting of any nature or description shall be applicable to it.

6.0 ORDERING AND REPORTING

      6.1 Procedures: Where Cadence has the capability to do so, Cadence will provide Harris-Semiconductor with a "golden master" copy of the Licensed Materials, from which Harris-Semiconductor can replicate additional copies for Hams-Semiconductor's internal use. Cadence Software replicated by Harris-Semiconductor from a "golden master" shall still require Cadence security keys to be activated on a computer system. Whenever possible, Cadence shall provide Harris-Semiconductor the capabilities to programmatically generate the security keys necessary for the use of the Licensed Material. In doing so, Harris-Semiconductor will provide information to Cadence for tracking the configuration (intended installation computer and location, Cadence software and quantity thereof to be activated, etc.). For Cadence Software which Cadence lacks the capability to provide Harris-Semiconductor a "golden master" copy, Harris-Semiconductor's request for security keys (a "Key Request ") shall be processed as a separate request for an individual shipment of such Licensed Material.

      6.2 Reporting: Harris-Semiconductor shall provide Cadence a Quarterly Status Report. The report shall be forwarded to Cadence's Orlando, FL Sales Office, with a copy to Cadence corporate as specified in Section 14.1, at the end of each Harris-Semiconductor fiscal quarter and will provide the currently installed configurations of all Licensed Materials by product number, product name, quantity and currently installed computer

7.0 SHIPMENT AND ACCEPTANCE: When shipments by Cadence are required, they shall be F.O.B. Cadence's facilities, freight collect, or alternatively Cadence shall prepay and invoice freight charges separately. Cadence will ship by the carrier and method specified by Harris-Semiconductor or, if not specified, by the means Cadence deems appropriate. Shipment dates are estimates dependent, in part, on Harris-Semiconductor's timely furnishing order documents or Key Requests in good order and providing any other information reasonably required by Cadence. Title to Licensed Materials shall remain at all times with Cadence and its grantors. Risk of loss or damage to the Licensed Materials shall pass to Harris-Semiconductor upon Cadence's conveyance of same to the carrier (the "Delivery Date "). Licensed Materials shall be deemed accepted by Harris-Semiconductor as of the Delivery Date.

8.0 INSTALLATION AND TRAINING: The Site Subscription fee does not include installation or training. Installation or training Services, where commercially offered by Cadence, may be obtained by ordering as a separate line item at Cadence's then current rates.

9.0 PAYMENT: The Site Subscription fee is non-refundable and for each 12 month period shall be payable in advance in annual installments. The first installment is due on the Effective Date of this Agreement. Each subsequent installments due on 01 July of calendar years 1994 through 2001 respectively. Past due amounts shall be subject to a monthly service charge of three quarters of a percent (.75%) per month of the unpaid balance or the highest allowed by law if less.

10.0 TAXES: All specified charges are net and exclude all taxes now existing or later arising based on or measured by a transaction between Harris-Semiconductor and Cadence, (exclusive of taxes based on Cadence's net income). All such charges are for Harris-Semiconductor's account. Harris-Semiconductor shall promptly pay the full amount thereof including any interest or penalties assessed thereon, or furnish Cadence with evidence acceptable to the taxing authority to sustain an exemption therefrom.

11.0 LICENSES: All Cadence Software provided under the provisions of this Agreement, including any subsequent updates, shall be provided and may be used and copied solely in accordance with the Software Rental Agreement (the current version of which is attached as Schedule C) prevailing at the time an order is accepted. If there arises, with respect to a Cadence

Software whose license was acquired under this Agreement, any conflict or inconsistency between the provisions of this Agreement and the provisions of Schedule C, such conflict or inconsistency shall be resolved by giving precedence to the Agreement.

12.0 MAINTENANCE SERVICES: Maintenance Services for Cadence Software acquired under the provisions of this Agreement shall be provided solely in accordance with the Software Maintenance Agreement - Short Term (the current version of which is attached as Schedule D) prevailing at the time an order for maintenance Service is accepted. If there arises, with respect to furnishing of maintenance Services for any Cadence Software so acquired, a conflict or inconsistency between the provisions of this Agreement and the provisions of Schedule D, such conflict or inconsistency shall be resolved by giving precedence first to the Agreement.

13.0 RESERVED: [Section Not Used.].

14.0 MISCELLANEOUS

      14.1 Notices: All notices and other communications hereunder shall be in writing and shall be deemed properly delivered when duly mailed by registered or certified letter to the other party at its address as first set forth above (and, in the case of notices to Cadence, to the attention of Contracts Administration), or at such other address as either party may by written notice designate to the other.

      14.2 Assignment: Neither this Agreement, nor any of the rights and obligations hereunder may be assigned, delegated or transferred by either party in whole or in part, without the express prior written consent of the other party, except however an assignment or delegation by Cadence associated with the sale of all or substantially all of its business(es), assets, or product line(s) or through acquisition, merger, consolidation or operation of law shall not require Harris-Semiconductor's consent.

      14.3 Waiver: Failure by either party to enforce at any time any of the provisions of this Agreement, or to exercise any election of options provide herein, shall not constitute a waiver of such provision or option, nor affect the validity of this Agreement or any part thereof, or the right of the waiving party to thereafter enforce each and every such provision.

      14.4 Export: Harris-Semiconductor shall not export or transfer, whether directly or indirectly, the Licensed Materials and related technical data or any portion thereof or any product containing such items without first obtaining a license from the U.S. Department of Commerce, Office of Export Administration or any other agency of the United States government as required. Harris-Semiconductor shall promptly furnish any written assurance or certifications Cadence may reasonably require to evidence compliance with this requirement.

      14.5 Excusable Delays: Except for payments due Cadence by
Harris-Semiconductor, neither party shall be liable to the other for delays in performing its obligations due to circumstances beyond its reasonable control. In the event of any such delay the time for performance shall be extended by the amount of time lost by reason of such delay.

      14.6 Jurisdiction, Arbitration: This Agreement is made under, governed by, and shall be construed in accordance with the laws of the state of California, excluding the California choice of laws rule, as applied to contracts between California corporations entered into and to be performed entirely in California. Any unresolved dispute arising pursuant to this Agreement shall be settled by arbitration, provided that nothing in this Section 14.6 shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section 14.6. Such arbitration shall be held in the city of San Jose, California U.S.A. in accordance with the then existing commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable attorney(s)' fees therein incurred.

      14.7 Except for payments due Cadence hereunder, no action, regardless of form, arising out of the transactions under this Agreement may be brought by either party more than two (2) years after the cause of action has accrued.

      14.8 Entire Agreement: This Agreement and the Schedules attached hereto constitute the complete agreement of the parties respecting the subject matter hereof and supersedes and replaces all previous understandings, commitments or agreements, oral or written, including without limitation the FFA which shall be deemed simultaneously terminated as of the Effective Date of this Agreement. Any additional or different terms contained or incorporated by reference on the face or reverse of any Harris-Semiconductor Key Request, purchase order, acknowledgement or other document are hereby objected to and shall be of no effect nor in any circumstance binding upon Cadence.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST SET FORTH ABOVE.

HARRIS                                   CADENCE

Semiconductor Sector                     Cadence Design Systems, Inc.
of Harris Corporation


BY:    /s/ K. McCalley                   BY:    /s/ H. Raymond Bingham
       -----------------------------            --------------------------------
NAME:  K. McCalley                       NAME:  H. Raymond Bingham
       -----------------------------            --------------------------------
TITLE: Vice President-Systems            TITLE: Executive Vice President & CFO
       -----------------------------            --------------------------------
DATE:  3-24-94                           DATE:  21 - MAR - 94
       -----------------------------            --------------------------------

HARRIS                                                                   CADENCE

                                   SCHEDULE A

                                  Product List

REF:  Site Subscription
      Agreement No.  SSVP - 93E24TP
      Effective Date:  01 July 1993

1. Licensed Materials and Services:

      1.1 Current Offerings: Harris-Semiconductor may place Key Requests or orders with Cadence for any Cadence Software marketed by Cadence as a standard commercial product offering as of the Effective Date of this Agreement, excluding applications of Cadence's Comdisco Systems business operation.

      1.2 Subsequent Offerings - Internally Developed: Likewise Harris-Semiconductor may place Key Requests or orders with Cadence for Cadence Software, internally developed by Cadence, and subsequently marketed by Cadence as a standard commercial product offering at any time during the Term of this Agreement after the Effective Date, excluding applications of Cadence's Comdisco Systems business operation.

      1.3 Acquired Technology: Cadence will promptly notify Harris-Semiconductor when Cadence expands its portfolio of Cadence Software through permanent acquisition of a third party or of a third party's technology (a "New Program"). Within 15 days of receipt of Cadence's notice, Harris-Semiconductor shall advise Cadence in writing if Hams-Semiconductor wishes the New Programs to be added to the Cadence Software that can be licensed by Harris-Semiconductor as part of this Agreement. The parties agree that any enlargement of the Cadence Software offerings to include such New Programs may require an adjustment in the Site Subscription Fee set forth in Schedule B and that no New Program shall be eligible for licensing under this Agreement until such adjustment of the Site Subscription Fee has been agreed upon as solely evidenced by a written modification to Schedule B.

      1.4 Commercial Availability: As used throughout, the phrase "standard commercial product offering" means the version(s) of the Cadence Software which has been through all Cadence's internal testing, QA and manufacturing cycles and Cadence has designated as having reached production release status and therefore offered for general licensing to all customers. The term does not refer to pre-production versions of the Cadence Software (e.g., alpha or beta releases) that are only licensed on a restricted basis for limited pre-production evaluations or beta testing.

2. Prices: License and support charges for Licensed Materials shall be deemed included in the Site Subscription fee set forth in Schedule B.

HARRIS                                                                   CADENCE

                                   SCHEDULE B

                            Site Subscription Charges

REF:  Site Subscription
      Agreement No.  SSVP - 93E24TP
      Effective Date:  01 July 1993

1.0 SITE SUBSCRIPTION FEE:

      1.1 Initial Term: Harris-Semiconductor Site Subscription fee for the Initial Term shall be as follows. Said Site Subscription fee covers the licensing and maintenance Services of Cadence Software for the period indicated and in accordance with the license and maintenance provisions of Schedule C and Schedule D respectively.

For the 1st Period: Effective Date through 30 June 1994          $  3,480,000.00
For the 2nd Period: 01 July 1994 through 30 June 1995            $  3,480,000.00
For the 3rd Period: 01 July 1995 through 30 June 1996            $  3,480,000.00
For the 4th Period: 01 July 1996 through 30 June 1997            $  3,480,000.00
For the 5th Period: 01 July 1997 through 30 June 1998            $  3,480,000.00

                               Total for Initial Term            $ 17,400,000.00
                                                                 ===============

            1.1.1 Any payments received by Cadence from Harris-Semiconductor under the FFA which, per the express terms of the FFA, were to be allocable to a period of time after 30-JUN-1993 shall be credited against the payment due hereunder for the 1st Period of the Initial Term.

      1.2 Option Term: Harris-Semiconductor Site Subscription fee for the Option Term shall be as follows. Said Site Subscription fee covers the licensing and maintenance Services of Cadence Software for the period indicated and in accordance with the license and maintenance provisions of Schedule C and Schedule D respectively.

For the 1st Period: 01 July 1998 through 30 June 1999            $  3,688,800.00
For the 2nd Period: 01 July 1990 through 30 June 2000            $  3,910,128.00
For the 3rd Period: 01 July 2000 through 30 June 2001            $  4,144,735.00
For the 4th Period: 01 July 2001 through 30 June 2002            $  4,398,419.00
For the 5th Period: 01 July 2002 through 30 June 2003            $  4,657,024.00

                                   Total For the Term            $ 20,794,106.00
                                                                 ===============

2.0 EXCLUDED ITEMS: The Site Subscription fee specified in Section 1.0 above does not apply to and does not include: (1) licenses for applications of Cadence's Comdisco Systems business operation; or, (ii) licenses for third-party programs; (iii) Services (other than maintenance); (iv) Licensed Materials which are not yet standard commercial production offerings of Cadence as described in Schedule A and/or Services with respect thereto.

HARRIS                                                                   CADENCE

                                   SCHEDULE C

                            Software Rental Agreement

REF:  Site Subscription
      Agreement No. SSVP - 93E24TP
      Effective Date: 01 July 1993

HARRIS                                                                   CADENCE

                            SOFTWARE RENTAL AGREEMENT
                          STANDARD TERMS AND CONDITIONS

                           Agreement No. SRA - 93E24TP

THIS SOFTWARE RENTAL AGREEMENT ("Rental Agreement") is made as of the Effective Date (identified below) between Semiconductor Sector of Harris Corporation ("Customer") having a place of business at 1301 Woody Burke Road, Melbourne FL 32901, and Cadence Design Systems, Inc. ("Cadence"). Cadence and Customer have entered into a certain Site Subscription Agreement (the "SSVP Agreement") pursuant to which Cadence will temporarily furnish certain computer software programs to Customer. All Products Cadence makes temporarily available to Customer in accordance with the SSVP Agreement, shall be deemed licensed under the Terms and Conditions of this Rental Agreement. Unless otherwise defined herein, capitalized terms used in this Rental Agreement shall have the same meaning ascribed to them in the SSVP Agreement. Therefor, Cadence and Customer agree as follows:

1. DEFINITIONS: The following definitions apply herein:

      (a) "Product Quotation" or "Quotation" means a written quote from Cadence to Customer identifying the Licensed Programs, quantity, charges, and other information relevant to a specific transaction which Cadence is quoting to Customer.

      (b) "Licensed Program(s)" means each software program and any updated, improved or otherwise modified version(s) thereof furnished by Cadence pursuant to a Product Quotation or an order from Customer solely for Customer's internal purposes only.

      (c) "Use" means copying all or any portion of a Licensed Program into the Designated Equipment or transmitting it to the Designated Equipment for processing of the instructions contained in the Licensed Program and/or displaying, loading, or operating any portion of the Licensed Program for the purpose of Customer's design and manufacture of electronic circuits and systems.

      (d) "Designated Equipment" means a computer or workstation located within Customer's facilities and its associated Cadence supported operating system software as identified by manufacturer, make, model, serial number, host I.D. number, operating software version level and customer network and upon which a Licensed Program is to operate.

      (e) "Documentation" means any and all information, written or otherwise, provided to Customer by Cadence describing a Licensed Program, its operation and matters related to its Use and any updated, improved or modified version(s) of such materials, in published written material, on magnetic media or communicated by electronic means.

      (f) "Designated Site" means the specific address of Customer's facility consisting of one or more buildings within a one mile radius of one another, where the Designated Equipment, upon which a Licensed Program is first installed and put into productive Use, is physically located.

2. LICENSE GRANT: Subject to Customer's timely payment of the Subscription Fee set forth in Schedule B of the SSVP Agreement, Cadence hereby grants and Customer accepts, pursuant to the provisions of this Rental Agreement and for the term hereof, a non-transferable, non-exclusive, personal, limited license to: (i) Use each Licensed Program in machine readable form, only for Customer's internal Use and at the Designated Site on any unit of Designated Equipment owned or leased by Customer provided the Licensed Program is only Used on one unit of Designated Equipment at a time (a "License"); and, (ii) to utilize the Documentation at the Designated Site as is reasonably necessary for Customer's licensed Use of the Licensed Program. Customer shall not sublicense, modify or permit third parties to Use the Licensed Programs or Documentation. Customer shall not receive, use or have access to source code relating to any Licensed Program. No license, rights or interest in any trademark, trade name or service mark of Cadence or its licensors is granted to Customer. All rights, title and interest in the Licensed Programs and Documentation shall remain exclusive property of Cadence or its licensors.

3. LOCATION AND TRANSFER: Each License granted hereunder authorizes only Customer's Use of a Licensed Program on specifically identified Designated Equipment at the Designated Site. The Licensed Program may be moved from the Designated Site or the Designated Equipment only if the Designated Equipment malfunctions, and only with Cadence's consent. Customer will provide Cadence's Rehost Certificate when the Licensed Program is moved from the previously identified Designated Equipment or Designated Site and completely remove the Licensed Program from such equipment. Customer may make a reasonable number of copies of a Licensed Program for archival purposes and for Use as back-up when the Licensed Program is not operational. All legends, trademarks, trade names, copyright marks and other identifications must also be copied when copying the Licensed Program for archival or back-up purposes. Documentation may not be copied except for a reasonable number of printed copies produced by Customer for internal use only from Documentation provided in electronic form.

4. TERM AND TERMINATION: This Rental Agreement shall commence on the Effective Date set forth below. The term of this Rental Agreement and of each individual License granted hereunder shall, subject to the termination provisions of this Section, terminate automatically and simultaneously with termination of the SSVP Agreement. Cadence may also immediately terminate this Rental Agreement or any License granted hereunder if Customer breaches or fails to perform any of its obligations under this Rental Agreement or under the SSVP Agreement. Within 30 days after the termination of any License or this Rental Agreement for any reason, Customer shall: (i) return all Products to Cadence, F.O.B. Cadence's facilities, freight prepaid; and, (ii) furnish Cadence written certification attesting that the original and all copies, including partial copies, of the corresponding Licensed Program, any Documentation and any material received from Cadence or made in connection with such License have been returned or destroyed; and, (iii) make prompt payment in full to Cadence for all amounts due and owing as of the effective date of termination. Customer shall be liable for payment to Cadence of Cadence's then current list price for any Product not returned to Cadence within thirty (30) days of the termination or expiration of this Rental Agreement. Sections 5(b), 6, 8, 12, 13 and 16 shall survive expiration or termination of this Rental Agreement.

5. LIMITED WARRANTY: (a) Cadence warrants for 30 days after shipment that the recording media by which a Licensed Program is furnished is free of manufacturing defects and shipping damage, if the media has been properly installed by Customer on the designated equipment. Cadence does not warrant that any Licensed Program will meet Customer's requirements or will be error free. As Customer's sole remedy for breach of the warranty herein, Cadence will provide a replacement magnetic media containing the Licensed Program ordered by Customer;
(b) EXCEPT AS PROVIDED ABOVE, CADENCE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AND DISCLAIMS ANY WARRANTIES WITH RESPECT TO THE LICENSED PROGRAM OR DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, NONINFRINGEMENT OR ARISING FROM A COURSE OF DEALING OR USAGE IN TRADE.

6. LIMITATION OF LIABILITY: CADENCE'S CUMULATIVE LIABILITY UNDER THIS RENTAL AGREEMENT FOR ALL CAUSES OF ACTION SHALL BE LIMITED TO AND NOT EXCEED THE SUBSCRIPTION FEE PAID BY CUSTOMER FOR THE LICENSED PROGRAM(S). REGARDLESS OF WHETHER CADENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE. CADENCE SHALL NOT BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTES. LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES. HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. CUSTOMER ACKNOWLEDGES THAT THE SUBSCRIPTION FEE REFLECTS THIS ALLOCATION OF RISK. In no event shall Cadence's liability for property damage exceed the greater of $50.000 or the license fee paid by Customer for the Licensed Program that caused such damage.

7. FEES AND TERMS OF PAYMENT: The charges set forth in Schedule B of the SSVP Agreement shall apply unless specified otherwise in a Product Quotation. Payment of the total amount invoiced is due 30 days after the date of invoice.

8. TAXES: Customer will pay or reimburse all federal, state and local taxes (exclusive of taxes on Cadence's net income), duties and assessments arising on or measured by amounts payable to Cadence under this Agreement.

9. SHIPMENT: Delivery is to be made F.O.B, shipping point and transportation charges, including insurance, shall be paid by Customer, or if prepaid, shall be invoiced as a separate item. Licensed Programs and Documentation shall be configured, packaged and labeled in accordance with Cadence's standard practices.

10. MAINTENANCE, INSTALLATION AND TRAINING: License Program Site Subscription charges set forth in Schedule B of the SSVP Agreement do not include installation or training. Maintenance is available under terms of Software Maintenance Agreement appended as Schedule D to the SSVP Agreement. Installation services and training, where commercially offered by Cadence, may be ordered under separate agreement at Cadence's then current rates. Any installation assistance provided by Cadence hereunder shall be without liability or risk to Cadence.

11. PROPRIETARY RIGHTS INDEMNITY: If any Licensed Program supplied hereunder becomes the subject of a claim of infringement of a U.S. patent or copyright, Cadence will indemnify Customer against such claim provided that Customer gives Cadence prompt written notice of such claim, allows Cadence to direct the defense and settlement of the claim, and cooperates with Cadence as necessary for defense and settlement of the claim. If an injunction is obtained against Customer's Use of a Licensed Program, or if in Cadence's opinion such an injunction is likely to be obtained, Cadence shall have the right to obtain for Customer the right to continue using the Licensed Program, replace or modify the Licensed Program so that it becomes noninfringing, or terminate the License granted hereunder to such Licensed Program with refund to Customer of the license fee paid for such Licensed Program, less a reasonable charge for the period during which Customer has had availability of such Licensed Program for Use. Cadence will have no liability for any infringement claim to the extent it is based on modification of a Licensed Program other than by Cadence, with or without authorization, results from failure of Customer to utilize an updated or modified Licensed Program provided by Cadence, or results from compliance by Cadence with designs, plans or specifications furnished by Customer. THE FOREGOING STATES CADENCE'S ENTIRE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDIES FOR PROPRIETARY RIGHTS INFRINGEMENT.

12. PROTECTION OF LICENSED MATERIALS: Each Licensed Program and Documentation are the confidential and proprietary property of Cadence or third parties from whom Cadence has obtained marketing rights. Customer receives no rights to and will not sell, assign, lease, market, transfer, encumber or suffer to exist any lien or security interest (other than those of Cadence) on, nor allow any person, firm or corporation to copy, reproduce or disclose, in whole or in part in any manner, the Licensed Program or Documentation. Customer receives no rights to and shall not create or attempt to create by reverse engineering, reverse assembly, reverse compiling or otherwise all or part of the source programs from any Licensed Program or Documentation or permit third party to do so. Customer shall take all reasonable steps, both during and after the term of this Agreement to insure that no unauthorized person shall have access to the Licensed Program or Documentation and that no unauthorized copy, in whole or in part, in any form shall be made.

13. EXPORT: The Licensed granted hereunder does not permit export of the Licensed Programs or Documentation. In addition, Customer warrants that Customer shall comply with all U.S. laws regarding export and all necessary approval and license requirements of the U.S. Dept. of Commerce and other agencies or departments of the U.S. Government.

14. NO ASSIGNMENT: Customer may not assign this Agreement or the License granted hereunder and any attempt to do so shall be void, Customer agrees that this Agreement binds Customer and each of its employees, agents, representatives, and persons associated with it, and Customer's affiliated and subsidiary firms, corporations and other organizations.

15. NOTICES: Notices to Customer shall be sent to the address specified beneath Customer's signature below and to Cadence, to 555 River Oaks Parkway, San Jose, California 95134-1937, Attn: Contract Department, or such new address as a party specifies to the other in writing.

16. ARBITRATION: Any unresolved dispute arising pursuant to this Rental Agreement shall be settled by arbitration, provided that nothing in this Section 16 shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of [a] claim by arbitration in accordance with this Section 16. Such arbitration shall b~ held in the city of San Jose, California U.S.A. in accordance with the then-existing commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Rental Agreement or for relief for its breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable attorney(s)' fees therein incurred.

17. GENERAL: This Rental Agreement is governed by the laws of the State of California U.S.A. It is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Rental Agreement. Any terms and conditions of any purchase order or other instrument issued by Customer in connection with this Rental Agreement which are in addition to, inconsistent with or different from the terms and conditions of this Rental Agreement shall be of no force or effect This Rental Agreement may be modified only by a written instrument duly executed by authorized representatives of Cadence and Customer. Any waiver by either party of any condition, part, term or provision of this Rental Agreement shall not be construed as a waiver of any other condition, part, term or provision or a waiver of any future event or circumstance. If any provision of this Rental Agreement is held invalid or unenforceable, the remainder of the Rental Agreement shall continue in full force and effect.

18. GOVERNMENT USE: If Customer is a part of the U.S. Government, Customer agrees that (i) if a Licensed Program is supplied to the Department of Defense
(DoD), the Government agrees that the Licensed Program is classified as `Commercial Computer Software' and that the

Government is acquiring only `restricted rights" in the Licensed Program and Documentation as that term is defined in DFARS Clause 252.227-7013(c)(1), (ii) if a Licensed Program is supplied to a part of the Government other than DoD, the Government agrees that it's rights in the Licensed Program and Documentation will be as defined in FAR Clause 52.227-19(c)(2) and (iii) use, duplication, or disclosure by the Government is subject to restrictions as set forth in DFARS Clause 252.227.70l3(c)(l)(ii).

This Rental Agreement shall be effective and binding on the parties only after acceptance at Cadence's offices in California by an officer of Cadence.

HARRIS

         Semiconductor Sector
         of Harris Corporation
-----------------------------------------
(Customer)

By:      /s/ Karl McCally         3-24-94
   --------------------------------------
            (Signature)

Name:    K. McCalley
     ------------------------------------
            (Print)

Title:   Vice President-Systems
      -----------------------------------


CADENCE

Cadence Design Systems, Inc.

By:      /s/ H. Raymond Bingham
   --------------------------------------
         H. Raymond Bingham
         Executive Vice President & CFO

Effective Date: 21 - MAR - 94
                --------------------

HARRIS                                                                   CADENCE

                                  SCHEDULE - D

                   Software Maintenance Agreement - Short Term

REF:  Site Subscription
      Agreement No.  SSVP - 93E24TP
      Effective Date:   01 July 1993

HARRIS                                                                   CADENCE

                   SOFTWARE MAINTENANCE AGREEMENT - Short Term
                          STANDARD TERMS AND CONDITIONS
                            Agreement No. SMA-93E24TP

THIS SOFTWARE MAINTENANCE AGREEMENT ("Agreement") is made as of the Effective Date set forth below between Cadence Design Systems, Inc. ("Cadence") and the undersigned customer ("Customer"). Cadence and Customer have entered into a certain Site Subscription Agreement (the "SSVP Agreement") pursuant to which Cadence will temporarily furnish certain computer software programs to Customer. Customer and Cadence desire and intend that this Agreement establish the terms and conditions governing maintenance services of software products made available to Customer by Cadence under the provisions of the SSVP Agreement and the Software Rental Agreement which is appended as Schedule C thereto (the "SRA"). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the SSVP Agreement or SRA. Therefor, Cadence and Customer agree as follows:

1. MAINTENANCE SERVICES:

      (a) Subject to the provisions hereof, Cadence will use commercially reasonable efforts to perform or have performed the services ("Maintenance Services") described in this Agreement with respect to each Licensed Programs (licensed to Customer under the SRA). Cadence will provide Customer all modifications to the Licensed Programs in the form of fixes and further releases that Cadence makes available on a general commercial basis to other end-users who have purchased maintenance services from Cadence for the same Licensed Programs used on the same hardware platform as Customer.

      (b) Cadence will keep available telephone assistance to Customer between 8:00 a.m. and 6:00 p.m., prevailing local time, Monday through Friday (excluding Cadence recognized holidays).

      (c) Cadence will provide appropriate assistance to Customer within a reasonable period after Customer adequately describes a Licensed Program and/or Documentation problem to Cadence's Customer Support Organization. Such assistance will be at Cadence's expense where it determines that the reported problem is due to defects in an unaltered most current version of the Licensed Program and/or Documentation. If it determines that the reported problem is not due to the Licensed Program, if Customer requests and Cadence agrees to provide the requested service, Customer agrees to pay Cadence's then current prices for services Cadence provides to correct such problem.

      (d) If Customer makes modifications, interfaces, and/or other changes to the Licensed Program and Documentation as permitted under the SRA, Customer shall promptly inform

Cadence in writing and provide such information as Cadence determines necessary to properly maintain the Licensed Program and Documentation.

      (e) Cadence's obligation to provide Maintenance Services pursuant to this Agreement is dependent upon 1) the continuance in effect between Cadence and Customer of both the SSVP Agreement and the SRA; 2) Customer's continued good repair of the Designated Equipment; and 3) the performance by Customer of all of its obligations set forth in the SSVP Agreement, the SRA and in this Agreement.

      (f) Cadence shall not be obligated to provide Maintenance Services pursuant to this Agreement that are required by any of the following:

            (1) abuse, misuse, accident or neglect;

            (2) repairs, alterations, and/or modifications which are not permitted under the SRA and which are performed by other than Cadence or its agents;

            (3) use of supplies or materials not meeting Cadence's requirements;

            (4) Use of the Licensed Program for other than the intended purpose for which licensed and designated;

            (5) malfunction, modification or relocation of the Designated Equipment;

            (6) where inadequate backups are supplied.

      (g) Cadence may refuse to provide Maintenance Services where, in Cadence's opinion, a condition exists that represents a hazard to the safety of its employees or agents.

2. TERM AND TERMINATION:

      (a) This Agreement shall commence on the Effective Date set forth below. The term of Maintenance Services for each Licensed Program supported by Cadence for Customer per the terms of this Agreement shall begin upon issuance of the License to Customer and, unless sooner terminated as provided herein, simultaneously and automatically cease with the termination of the SSVP Agreement or termination of the License granted under the SRA for the Licensed Program in question, whichever occurs first.

      (b) Where a new version of a Licensed Program has been offered to Customer, Cadence may terminate Maintenance Services under this Agreement for all prior versions of said Licensed Program six months after Cadence's first commercial production shipment of such newer version if Customer has not installed such newer version within that time. Cadence may also immediately terminate Maintenance Services for a Licensed Program supported under this Agreement or this Agreement generally if Customer breaches or fails to perform any of its obligations (a "Default') under this Agreement, the SSVP Agreement or the SRA, which Default is not cured within 30 days after Cadence has given Customer written notice describing the nature of the Default and demanded its cure.

3. PRICES TERMS AND PAYMENT: The fees for Maintenance Services to be provided under this Agreement shall be considered included in the Site Subscription charges set forth in Schedule B of the SSVP Agreement, unless specified otherwise in a Product Quotation. Payment of the total amount invoiced is due 30 days after the date of invoice.

4. TAXES: Customer will pay or reimburse all federal, state and local taxes (exclusive of taxes on Cadence's net income), duties and assessments arising on or measured by amounts payable to Cadence under this Agreement.

5. ADDITIONAL SERVICES: If Cadence agrees to perform services requested by Customer which are not included as part of this Agreement, such services shall be billed to Customer at prices and terms determined by Cadence.

6. UPDATES: Updates, consisting of one copy of modifications and improvements to each Licensed Program and/or Documentation which Cadence determines are required to achieve the specifications established by Cadence for the Licensed Program and/or Documentation will be provided at no additional cost. Customer acknowledges that Cadence will maintain only the most current version of the Licensed Program. Cadence shall maintain prior versions until the earlier of 6 months from the release of each new version release, or termination of this Agreement. Upon receipt and installment of an update to a Licensed Program, Customer may keep one copy of the previous version of the Licensed Program for archival purposes only and shall destroy all other copies of the previous version of the Licensed Program.

7. EXCLUDED SERVICES: The following are excluded from this Agreement:

      (a) Services connected with relocation of the Licensed Program from the Designated Equipment or reconfiguration of, or Customer induced problems associated with, the Designated Equipment, such as its relocation;

      (b) Services connected with the maintenance of the Designated Equipment and its operating system. Cadence does not itself provide hardware maintenance and, in those cases where it arranges hardware maintenance for a fee, immediately assigns the contract to its agent without recourse;

      (c) The cost of tools, supplies, accessories, media and other expendables required by Cadence to perform the Maintenance Services;

      (d) Maintenance services outside the contiguous United States that would otherwise be covered by this Agreement.

8. CUSTOMER RESPONSIBILITIES: Customer shall:

      (a) Notify Cadence promptly by Cadence electronic problem reporting software or telephone of Licensed Program problems and provide follow-up reports in writing. Cadence will confirm receipt of any electronic problem report within 24 hours of receipt and, in the absence of such a confirmation, Customer shall promptly retransmit such report:

      (b) Allow Cadence full access to all Designated Equipment and communication facilities subject to Customers site security and safety procedures and provide Cadence reasonable work space and storage and other normal and customary facilities;

      (c) Provide Cadence with reasonable assistance, as requested and ensure that an employee of Customer is present during all service;

      (d) Provide sufficient support and test time on Customer's computer system to duplicate the problem, certify that the problem is due to a Licensed Program, and when corrections are complete, certify that the problem has been remedied;

      (e) Provide the same standard of care for Licensed Programs and/or Documentation that it applies to its own products or data of like value to its business and return any defective Licensed Program and/or Documentation or attest in writing to the destruction of same as directed by Cadence;

      (f) Provide sufficient data to enable Cadence to replicate the problem on another computer at Cadence's Customer Support Center.

9. RELOCATION OF DESIGNATED EQUIPMENT: Customer shall notify Cadence in writing 30 days prior to moving the Designated Equipment as to its intended new location. Cadence shall be under no obligation to provide any services under this Agreement during or as a result of such relocation.

10. PROTECTION OF LICENSED MATERIALS: Each Licensed Program and Documentation are the confidential and proprietary property of Cadence or third parties from whom Cadence has obtained marketing rights, Customer receives no rights to and will not sell, assign, lease, market, transfer, encumber or suffer to exist any lien or security interest (other than those of Cadence) on, nor allow any person, firm or corporation to copy, reproduce or disclose, in whole or in part in any manner, the Licensed Program or Documentation. Customer receives no rights to and shall not create or attempt to create by reverse engineering, reverse assembly, reverse compiling or otherwise all or part of the source programs from any Licensed Program or Documentation or permit any third party to do so, Customer shall take all reasonable steps, both during and after the term of this Agreement to insure that no unauthorized person shall have access to the Licensed Program or Documentation and that no unauthorized copy, in whole or in part, in any form shall be made.

11. FORCE MAJEURE: Cadence shall not be liable for any loss, damage, or penalty resulting from delay due to causes beyond its reasonable control, including, without limitation, delay by its suppliers.

12. NO ASSIGNMENT: Customer may not assign this Agreement and any attempt to do so shall be void. Customer agrees that this Agreement binds Customer and Customer's parent, subsidiaries and affiliates and each of their employees, agents and representatives.

13. DISCLAIMER: IN CONNECTION WITH MAINTENANCE SERVICES RENDERED AND COMPUTER SOFTWARE AND DOCUMENTATION SUPPLIED UNDER THIS AGREEMENT, NEITHER CADENCE NOR ANY OF ITS SUBCONTRACTORS OR SUPPLIERS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR NONINFRINGEMENT OR ARISING FROM A COURSE OF DEALING OR USAGE IN TRADE.

14. LIMITATIONS OF LIABILITY:

      (a) In no event shall the total cumulative liability of Cadence and its subcontractors and suppliers to Customer for any reason exceed, to the extent collected by Cadence, the Site Subscription fee set forth in Schedule B of the SSVP Agreement for a twelve month period.

      (b) CADENCE SHALL NOT BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, PROPERTY DAMAGE, PERSONAL INJURY, LOSS OF PROFITS, INTERRUPTION OF BUSINESS OR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. Customer acknowledges that the fees specified to be paid to Cadence for Maintenance Services reflect this allocation of risk.

15. NOTICES: Notices to Customer shall be sent to the address specified beneath Customer's signature below and to Cadence shall be sent to 555 River Oaks Parkway, San Jose, California 95134-1937, Attn: Contract Department, or such new address as a party specifies to the other in writing.

16. ARBITRATION: Any unresolved dispute arising pursuant to this Agreement shall be settled by arbitration, provided that nothing in this Section 16 shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section 16. Such arbitration shall be held in the city of San Jose, California U.S.A, in accordance with the then existing commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Rental Agreement or for relief for its breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable attorney(s)' fees therein incurred.

17. GENERAL: This Agreement is governed by the laws of the State of California, U.S.A. It is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. Any terms and conditions of any purchase order or other instrument issued by Customer in connection with this Agreement which are in addition to, inconsistent with or different from the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by authorized representatives of Cadence and Customer. Any waiver by either party of any condition, part, term or provision of this Agreement shall not be construed as a waiver of any other condition, part, term or provision or a waiver of any future event or circumstance. If any provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect.

This Agreement and any supplement to it shall be effective binding on the parties only after acceptance at Cadence's offices in California by an officer of Cadence.

HARRIS

         Semiconductor Sector
-----------------------------------------
         of Harris Corporation
         (Name of Customer)

By:      /s/ Karl McCalley               3-24-94
   --------------------------------------
         (Signature)

K. McCalley, Vice President-Systems
-----------------------------------------
         (Name & Title)

Address: 1301 Woody Burke Road
        ---------------------------------
         (Street)

         Melbourne, FL  32901
        ---------------------------------
         (City, State, Zip Code)


CADENCE
Cadence Design Systems, Inc.

By:      /s/ H. Raymond Bingham
-----------------------------------------
         H. Raymond Bingham
         Executive Vice President & Chief Financial Officer

Effective Date: 21 - MAR - 94
                -----------------

                                  SCHEDULE - E

                              Frozen Configuration

REF:  Site Subscription
      Agreement No.  SSVP - 93E24TP
      Effective Date:   01 July 1993

                                   SCHEDULE E

                              FROZEN CONFIGURATION

Qty   Frozen      Product Description                        Current/Equivalent    Product Description
 94   151-SUL     Design Framework-Color                     111-SUL               Design Framework
183   200-SUL     Design Entry                               200-SUL               Design Entry
  2   203-SUL     Low Cost Schematics Color                  111 .SUL              Design Framework
                                                             200-SUL               Design Entry
                                                             206-SUL               Simulation Environment
                                                             207-SUL               Waveform
178   206-SUL     Simulation Environment                     206-SUL               Simulation Environment
                                                             207-SUL               Waveform
 57   211-SUL     Timing Analyzer                            211-SUL               Timing Analyzer
 22   213-SUL     Silos II Logic Simulator                   26000 (VXL)-SJL       Verilog-XL Logic Simulator
 17   214-SUL     Silos II Fault Simulator                   26500 (VFT)-SJL       Verifault-XL Fault Simulator
  8   240-SUL     Remote Cadence Silos II Interface          EOL Contact SimuCAD
  8   243-SUL     Remote HSPICE                              276-SUL               HSPICE Interface
 45   270-SUL     Silos Logic Interface                      EOL Contact SimuCAD
 36   271-SUL     Silos Fault Interface                      EOL Contact SimuCAD
 45   274-SUL     SPICE Interface w/SPICE 2G.6               274-SUL               SPICE Interface w/SPICE 2G.6
  5   275-SUL     SPICE Interface                            274-SUL               SPICE Interface w/SPICE 2G.6
 17   276-SUL     HSPICE Interface                           276-SUL               HSPICE Interface
 28   279-SUL     Simulation & Test Language (STL)           279-SUL               Simulation & Test Language (STL)
 16   283-SUL     Open System Simulation (OSS)               283-SUL               Open System Simulation (OSS)
  1   285-SUL     STL Sentry Code Generator                  285-SUL               STL Sentry Code Generator
 12   295-SUL     Testability Analyzer                       279-SUL               Simulation & Test Language (STL)
113   300-SUL     Virtuoso Polygon Layout Editor             300-SUL               Virtuoso Layout Editor
 61   310-SUL     PDcheck                                    312-SUL               Diva/iDRC
 56   315-SUL     PDextract                                  316-SUL               Diva/iLPE
 55   320-SUL     PDcompare                                  322-SUL               Diva/iLVS
 11   325-SUL     ERC                                        314-SUL               Diva/iERC
  1   330-SUL     PDverify                                   334-MUL               Remote Diva
  1   335-SUL     Remote PDV Server                          334-MUL               Remote Diva
  9   31000-SUL   Analog Artist Electrical Upgrade           31000-SUL             Analog Artist Design System
  9   32110-SUL   Analog Artist Opamp Modeler                32110-SUL             Analog Artist Opamp & Comparator
                                                                                   Macromodel Generator
  9   32120-SUL   Analog Artist Statistical Package          32120-SUL             Analog Artist Statistical Package
  1   33160-SUL   Analog Artist PDcompare Back Annotation    33301-SUL             Analog Artist Verification Upgrade
 25   400-SUL     Cell Ensemble                              14100-SUL             Cell Ensemble with Preview Basic
  1   470-MUL     Gate Ensemble 50K                          470-MUL               Gate Ensemble 50K
  1   471-MUL     Clock Tree Synthesis 50K                   471 -MUL              Clock Tree Synthesis 50K
  1   472-MUL     Timing Assurance                           472-MUL               Timing Assurance
  1   500-SUL     Module Maker Development                   501-SUL               Module Maker Upgrade
 31   550-SUL     Structure Compiler                         550-SUL               Structure Compiler
  2   650-SUL     Floor Planner (FP)                         14000-SUL             Preview Front End Floor Planner
  2   660-SUL     Standard Cell Block Ensemble (SBB)         14000-SUL             Preview Front End Floor Planner
  2   670-SUL     Block Place & Route (BPR)                  14400-SUL             DLM Place & Route System with Preview Expert
  2   731-MUL     Dracula II/DRC                             731-MUL               Dracula II/DRC
  2   732-MUL     Dracula II/ERC                             732-MUL               Dracula II/ERC
  2   733-MUL     Dracula II/LVS                             733-MUL               Dracula II/LVS
  2   734-MUL     Dracula II/LPE                             734-MUL               Dracula II/LPE
  1   739-MUL     EBEAM(1)/MEBES                             780-MUL               Dracula PG/E(4) All Formats
  1   742-MUL     Plot/Versatec                              772-MUL               Plot/Versatec
  1   743-MUL     Port Layde                                 773-MUL               Dracula/Layde (Dracula II and Dracula III)
  1   745-MUL     TLAYDE/4106                                773-MUL               Dracula/Layde (Dracula II and Dracula III)
  1   750-MUL     PG/E(4)/All 4 formats                      780-MUL               Dracula PG/E(4) All Formats

Qty   Frozen      Product Description                        Current/Equivalent    Product Description
  3   769-MUL     EBEAM(1)/MEBES                             780-MUL               Dracula PG/E(4) All Formats
  2   774-MUL     SLAYDE                                     773-MUL               Dracula/Layde (Dracula II and Dracula III)
  3   781-MUL     Dracula III/CORE                           761-MUL               Dracula III/HDRC
 65   900-SUL     SKILL Development Environment              900-SUL               SKILL Development Environment
  5   905-SUL     dbAccess                                   900-SUL               SKILL Development Environment
 10   940-SUL     EDIFIN (200)                               940-SUL               EDIFIN (200)
  7   945-SUL     EDIFOUT (200)                              945-SUL               EDIFOUT (200)
 75   960-SUL     STREAM To/From Cadence                     960-SUL               STREAM To/From Cadence
 19   971-SUL     EDIT to Cadence                            940-SUL               EDIF1N (200)
114   975-SUL     B&W Versatec/Plot                          991-SUL               Hardcopy Intermediate File Generator
                                                             992-SUL               Versatec Hardcopy Output
 31   967-SUL     Daisy to Cadence full Schematic Transfer   995-SUL               HP-GL Hardcopy Output
 28   978-SUL     Color Versatec                             991-SUL               Hardcopy Intermediate File Generator
                                                             992-SUL               Versatec Hardcopy Output
126   980-SUL     Apple Laser Writer Postscript              994-SUL               PostScript Hardcopy Output
  3   985-SUL     Versatec RPM Plotting                      991-SUL               Hardcopy Intermediate File Generator
                                                             992-SUL               Versatec Hardcopy Output
  9   89011-SUL   Remote PDV Interface
  1   IF965
  1   IF985
  1   LIP923V
  4   VT910       ValidGED                                   FET22                 Concept Schematic
  2   VT912       ValidTIME                                  26400                 Veritime Timing Analyzer
  2   VT916       Logic Workbench Framework                  VT16                  Logic Workbench Framework
  2   VT917       RapidSIM                                   VT17                  RapidSIM
  2   VT922       ValidCOMPILER                              VT22                  ValidCOMPILER
  2   VT923       ValidPACKAGER                              VT23                  ValidPACKAGER

Legend:

EOL  End of Life (Discontinued)

Note:

Product 213 & 218 (Silos Logic Simulator) and product 214 & 219 (Silos Fault simulator) were upgraded to Verilog-XL and Verifault in accordance with memo dated 8/6/91.